Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN CYPRESS CREEK PRIVATE STRATEGIES TEI FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED AUGUST 13, 2021

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON SEPTEMBER 13, 2021

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

ENDOWMENT ADVISERS, L.P., EITHER BY MAIL OR BY FAX, BY MIDNIGHT,

CENTRAL TIME, ON SEPTEMBER 13, 2021, UNLESS THE OFFER IS EXTENDED.

COMPLETE THE TENDER OFFER FORM AND CONTACT YOUR FINANCIAL INTERMEDIARY

FOR SPECIFIC INSTRUCTIONS

Ladies and Gentlemen:

The undersigned hereby tenders to Cypress Creek Private Strategies TEI Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated August 13, 2021 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund.

Payment of the purchase price for the limited partnership interest in the Fund of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN

CYPRESS CREEK PRIVATE STRATEGIES TEI FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED AUGUST 13, 2021

CONTACT YOUR FINANCIAL ADVISOR TO OBTAIN A CUSTOMIZED TENDER OFFER FORM

FOR YOUR ACCOUNT. THE CUSTOMIZED TENDER OFFER FORM PROVIDED MUST BE

SIGNED AND RETURNED TO YOUR FINANCIAL ADVISOR.

THE TENDER OFFER FORM MUST BE PROCESSED BY YOUR FINANCIAL ADVISOR BY

SEPTEMBER 13, 2021. THE OFFER WILL EXPIRE AT MIDNIGHT, CENTRAL TIME,

ON SEPTEMBER 13, 2021, UNLESS THE OFFER IS EXTENDED.

Ladies and Gentlemen:

The undersigned hereby tenders to Cypress Creek Private Strategies TEI Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated August 13, 2021 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund.

Payment of the purchase price for the limited partnership interest in the Fund of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

TENDER OFFER FORM

Tender Date: September 30, 2021 | Tender Expiration Date:12 Midnight Central Time, September 13, 2021

PARTS 1, 2, AND 4 MUST BE COMPLETED AND IN GOOD ORDER FOR PROCESSING

Regular Mail	Overnight Mail	Fax
Cypress Creek Private Strategies Fund	Cypress Creek Private Strategies Fund	(816) 860-3140
P.O. Box 2175	c/o UMB Fund Services, Inc.
Milwaukee, WI 53201	235 West Galena Street
Milwaukee, WI 53212

Please call UMB Shareholder Services at (855) 553-5503 to confirm receipt and status of submitted Tender Offer forms. Please contact your financial intermediary before submitting your tender request to ensure timely processing. Forms must ultimately be received by the Fund prior to the expiration date.

PART 1 – ACCOUNT INFORMATION

Check one of the boxes below that corresponds to the appropriate Feeder Fund Name:

[ ]	Cypress Creek Private Strategies Registered Fund, L.P.	[ ]	Cypress Creek Private Strategies Domestic Fund, L.P.
[ ]	Cypress Creek Private Strategies TEI Fund, L.P.	[ ]	Cypress Creek Private Strategies Domestic QP Fund, L.P.
[ ]	Cypress Creek Private Strategies Institutional Fund, L.P.	[ ]	Cypress Creek Private Strategies International Fund, Ltd.

Cypress Creek Private Strategies Fund Account #:
Full Account Registration (Name) Line 1:
Full Account Registration (Name) Line 2:
Address:
City, State, Zip:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

Please provide a valid contact in the event there are any errors on this Tender Offer Form. Failure to correct Tender Offer form errors by the Tender Date may result in the rejection of your tender request.

Tender Request Contact Name:
Telephone #:
Email Address:

PART 2 – TENDER PARTICIPATION

Please check the box below to participate in this Tender Offer.

[ ]	Full Repurchase (required to participate)

By checking this box, the undersigned acknowledges that the purchase price for the Interests will be paid in cash at a 25% discount to net asset value as described in the accompanying materials. By choosing to participate, Partners will be selling their Interests for less than net asset value and possibly less than the amount Partners might otherwise receive by continuing to hold their Interests, and Partners that tender Interests pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Interests. If the Tender Offer is oversubscribed and not amended to increase the Offer, the Fund will repurchase only a pro rata portion of the participating Partner’s capital account balance as of September 30, 2021, as described in the accompanying materials.

TENDER OFFER FORM

Cypress Creek Private Strategies Fund Account # ________________________ (Same as on page 1)

PART 3 – PAYMENT OF TENDER PROCEEDS

By default, Tender Offer proceeds will be transmitted to the financial intermediary account of record. No action is required in Part 3 for most investors.

For non-IRA accounts, investors may provide new wire instructions for proceeds in the space below. Medallion Signature Guarantee is required for new wire instructions and original document must be submitted via mail for processing.

Bank Name:
ABA Routing Number:
Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PART 4 – SIGNATURE(S)

The undersigned acknowledges that the request set forth in this Tender Offer Form is subject to all the terms and conditions set forth in the applicable Offer to Purchase and the Fund’s Private Placement Memorandum and all capitalized terms used herein and not otherwise defined herein or in the Transmittal Letter have the meaning as defined in the Offer to Purchase or the Fund’s Private Placement Memorandum. The undersigned represents that the undersigned is the beneficial owner of the Interest to which this Tender Offer Form relates, or that the person(s) signing this Tender Offer Form is an authorized representative of the beneficial owner of such Interest.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

IF REQUIRED, PLACE MEDALLION SIGNATURE GUARANTEE IN THE SPACE PROVIDED.

Stamp is required for investors with Fidelity/NFS or Ameriprise.

Tender Offer

Signature Pages - U.S. Investors

Document No.:	Client Account No.:

These Tender Offer Request Signature Pages (or "Signature Pages") relate to the client's (the "Client") redemption from one or more investment funds (each, a "Fund"). The term "Fund" or "Funds" as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term "Interest" refers to any unit of participation, share, or other form of interest issued by a Fund.

Registration / Client Account Details

Account registration and address

SAMPLE

Account classification	Taxpayer identification number	Account to debit

Document No.: Client Account No.:
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TENDER_v2.0

Document No.: Client Account No.:

Request Tender / Redemption Details

Fund Name:				
Effective Date	Cut-off Date	Channel	Tender Type ☐ Full ☐ Partial	Units (If Partial)

Payment

Cash payments due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the Client's account

Signature

By executing and submitting these Signature Pages, you acknowledge that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal. Except as stated in the Offer, this request is irrevocable. You acknowledge the absolute right of the Fund to reject any and all tenders, including those that the Fund determines, in its sole discretion, are not in the appropriate form. You represent that you are the beneficial owner of the Interests in the Fund to which this request relates, or that the person signing this request is an authorized representative of the redeeming investor.

SAMPLE

Internal Revenue Code Certification

Under penalties of perjury, by signature below, you hereby represent, warrant and certify as follows: (a) the Social Security/Taxpayer ID Number set forth in these Signature Pages is your true, correct and complete Social Security/Taxpayer ID Number, and you are a U.S. citizen or other United States person (as defined in the instructions to IRS Form W-9); (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding; and (c) if an exemption from the Foreign Account Tax Compliance Act (FATCA) reporting was requested on this document then you certify that the FATCA code(s) entered on this document, if any, indicating that you are exempt from FATCA reporting is correct.

Certification instructions.

☐ Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. **The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

Document No.: Client Account No.:

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TENDER_v2.0

Document No.: Client Account No.:

Signature (cont.)

Signature 1:

Signature 1 Date

Signer's name Title
(please print)

Signature 2:

Signature 2 Date

Signer's name Title
(please print)

Signature 3:

Signature 1 Date

Signer's name Title
(please print)

Signature 4:

Signature 4 Date

Signer's name Title
(please print)

Signature 5:

Signature 5 Date

Signer's name Title
(please print)

Signature 6:

Signature 6 Date

Signer's name Title
(please print)

SAMPLE

Document No.: Client Account No.:

3 of 4

TENDER_v2.0

Document No.: Client Account No.:

Investment Professional Attestation

The undersigned Investment Professional certifies that the Client is known to and is a client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client's investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client in the Subscription Agreement are true and correct, (ii) based on information obtained from the Client concerning the Client's investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that an investment in the Fund(s) is suitable for the Client, and (iii) that the Client's contact information on record with the selling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirms that the Client is aware of the financial terms and risks applicable to, and fees and expenses associated with, an investment in each Fund and the specific class(es)/tranche(s) and series of Interests issued by each Fund in which the Client is seeking to invest.

Investment Professional Name | Production No. / UST CAI No.:

Investment Professional Signature | Date

SAMPLE

Document No.: Client Account No.:

TENDER_v2.0

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